EXHIBIT 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

THIRD QUARTER 2007 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended September 30, 2007.

The results of operations presented in this release include TPGI’s results of operations for the three months and nine months ended September 30, 2007 and 2006. The consolidated net income for the three months ended September 30, 2007 was $271,000 or $0.01 per share compared to consolidated net income of $1,310,000 or $0.09 per share for the three months ended September 30, 2006. The consolidated net income for the nine months ended September 30, 2007 was $666,000 or $0.03 per share compared to consolidated net loss of $482,000 or $0.03 per share for the nine months ended September 30, 2006.

TPGI’s share of after tax cash flow (a non-GAAP financial measure), for the three months ended September 30, 2007 was $8,019,000 or $0.34 per share compared to after tax cash flow of $5,750,000 or $0.40 per share for the three months ended September 30, 2006. TPGI’s share of after tax cash flow for the nine months ended September 30, 2007 was $17,361,000 or $0.89 per share compared to after tax cash flow of $11,105,000 or $0.77 per share for the nine months ended September 30, 2006. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: deferred income taxes, minority interest, non-cash charges for depreciation and amortization, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and fair market value rent adjustments. ATCF is further described in note (c) to the financial statements below.

“We are pleased with the results of the third quarter of 2007, and with the strong balance sheet position of our company,” said James A. Thomas, Chairman and CEO. “We believe our company is well positioned to take advantage of value-enhancing opportunities within our portfolio, through our development pipeline, and within our real estate markets.”

Financial schedules follow. Further information is available in the Supplemental Financial Information for the Third Quarter 2007, which is available in the Investor Relations section (Financial Information) on TPGI’s website.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Thursday, November 1, 2007, at 10:00 a.m. Pacific Time. To participate in the call, dial 866-831-6291 (US) or 617-213-8860 (International), and provide confirmation code 54972950. A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through November 22, 2007 by calling 888-286-8010 (US) or 617-801-6888 (International), and providing confirmation code 27797402. A webcast replay of the call will also be available from the Investor Relations section of our website at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry, through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services, including interest rates, the availability of credit to finance commercial real estate transactions, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors That May Influence Future Results of Operations” in our 10-K for the year ended December 31, 2006, as amended on Form 10-K/A and our quarterly reports on Form 10-Q for 2007, which have been filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data).

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues:
Rental	$8,193	$8,251	$24,574	$24,886
Tenant reimbursements	5,066	4,777	15,373	14,319
Parking and other	988	844	2,945	3,059
Investment advisory, management, leasing, and development services	7,263	2,113	11,643	5,896
Investment advisory, management, leasing, and development services—unconsolidated real estate entities	5,463	3,306	15,129	9,645

Total revenues	26,973	19,291	69,664	57,805

Expenses:
Rental property operating and maintenance	4,073	3,612	12,408	11,789
Real estate taxes	1,554	1,512	4,578	4,431
Investment advisory, management, leasing, and development services	4,361	2,790	10,632	6,894
Rent—unconsolidated real estate entities	61	55	181	170
Interest	4,362	5,119	12,405	15,878
Depreciation and amortization	2,669	3,112	8,776	9,517
General and administrative	4,412	3,489	14,603	11,755

Total expenses	21,492	19,689	63,583	60,434

Gain on sale of real estate	901	9,599	3,290	9,599
Loss from early extinguishment of debt	—	—	—	(360)
Interest income	1,877	594	4,446	1,867
Equity in net income (loss) of unconsolidated real estate entities	(4,834)	(5,165)	(9,366)	(9,500)
Minority interests—unitholders in the Operating Partnership	(1,372)	(2,568)	(1,720)	728
Minority interests in consolidated real estate entities	52	34	87	(490)

Income (loss) before (provision) benefit for income taxes	2,105	2,096	2,818	(785)
(Provision) benefit for income taxes	(1,834)	(786)	(2,152)	303

Net income (loss)	$271	$1,310	$666	$(482)

Earnings (loss) per share-basic	$0.01	$0.09	$0.03	$(0.03)
Earnings (loss) per share-diluted	$0.01	$0.09	$0.03	$(0.03)
Weighted average common shares—basic	23,626,645	14,343,833	19,522,069	14,333,815
Weighted average common shares—diluted	23,645,563	14,358,471	19,563,897	14,333,815

Reconciliation of net income (loss) to earnings before depreciation, amortization and deferred taxes (EBDT) (a):

Net income (loss)	$271	$1,310	$666	$(482)
Adjustments:
Deferred income tax expense (benefit)	1,834	786	2,152	(303)
Minority interests	1,320	2,533	1,633	(238)
Depreciation and amortization	2,669	3,112	8,776	9,517
Amortization of loan costs	82	97	245	358
Unconsolidated real estate entities:
Depreciation and amortization	5,308	4,456	13,427	11,138
Depreciation and amortization of discontinued operations	—	—	12	—
Amortization of loan costs	474	415	1,244	1,025

EBDT	$11,958	$12,709	$28,155	$21,015

TPGI share of EBDT (b)	$7,238	$5,738	$15,325	$9,525

EBDT per share—basic	$0.31	$0.40	$0.79	$0.66

EBDT per share—diluted	$0.31	$0.40	$0.78	$0.66

Reconciliation of net income (loss) to after tax cash flow (ATCF) (c):
Net income (loss)	$271	$1,310	$666	$(482)
Adjustments:
Deferred income tax expense (benefit)	1,834	786	2,152	(303)
Minority interests	1,320	2,533	1,633	(238)
Depreciation and amortization	2,669	3,112	8,776	9,517
Amortization of loan costs	82	97	245	358
Non-cash compensation expense	1,139	199	2,916	2,373
Straight-line rent adjustments	1,464	1,313	4,384	4,065
Fair market value of rent adjustments	—	(22)	(4)	(258)
Unconsolidated real estate entities:
Depreciation and amortization	5,308	4,456	13,427	11,138
Depreciation and amortization of discontinued operations	—	—	12	—
Amortization of loan costs	474	415	1,244	1,025
Straight-line rent adjustments	(905)	(1,494)	(2,741)	(2,750)
Fair market value of rent adjustments	(408)	30	(815)	40

ATCF	$13,248	$12,735	$31,895	$24,485

TPGI share of ATCF (b)	$8,019	$5,750	$17,361	$11,105

ATCF per share—basic	$0.34	$0.40	$0.89	$0.77

ATCF per share—diluted	$0.34	$0.40	$0.89	$0.77

Weighted average common shares—basic	23,626,645	14,343,833	19,522,069	14,333,815
Weighted average common shares—diluted	23,645,563	14,358,471	19,563,897	14,339,624

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 60.53% and 45.15% for the three months ended September 30, 2007 and 2006, respectively, and 54.43% and 45.3% for the nine months ended September 30, 2007 and 2006, respectively.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Investments in real estate	$536,507	$442,798
Less accumulated depreciation	(113,819)	(106,644)

	422,688	336,154
Investments in unconsolidated real estate entities	56,612	52,364
Cash and cash equivalents	131,042	64,343
Restricted cash	23,891	21,500
Rents and other receivables, net	8,011	2,195
Receivables—unconsolidated real estate entities	6,728	4,074
Deferred rents	13,265	17,610
Deferred leasing and loan costs, net	13,881	14,707
Other assets	12,543	5,133

Total assets	$688,661	$518,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage, other secured, and unsecured loans	$375,795	$331,828
Accounts payable and other liabilities	49,040	35,458
Dividends and distributions payable	2,354	1,916
Prepaid rent	3,662	3,558
FIN 48 liability	9,965	—
Deferred tax liability	—	2,392

Total liabilities	440,816	375,152

Minority interests:
Unitholders in the Operating Partnership	97,090	76,390
Minority interests in consolidated real estate entities	4,616	4,288

Total minority interests	101,706	80,678

Common stock	236	144
Limited voting stock	145	167
Additional paid-in capital	158,080	71,095
Retained deficit and dividends	(12,322)	(9,156)

Total stockholders’ equity	146,139	62,250

Total liabilities and stockholders’ equity	$688,661	$518,080

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